Exhibit 99.1
                                                                    ------------
FOR  IMMEDIATE  RELEASE

 GATEWAY APPOINTS VSOURCE AS EXCLUSIVE PROVIDER OF WARRANTY SUPPORT SERVICES FOR
                   EXISTING GATEWAY CUSTOMERS IN ASIA-PACIFIC

VENTURA, CALIF. - SEP. 26, 2001 -- Vsource Inc. (NASDAQ: VSRC), a market leader in providing customized Business Process Outsourcing (BPO) and Distribution Services into Asia-Pacific, today announced it has entered a non-binding memorandum of understanding with Gateway Inc. (NYSE: GTW), that appoints Vsource as the exclusive service and support provider for existing Gateway customers in Asia-Pacific.

Vsource will be responsible for providing technical support, field repair services, parts, logistics and customer care in Hong Kong, Malaysia, Singapore, Japan, Australia, New Zealand, and other Asia-Pacific countries. Gateway announced last month it would close all of its company-owned operations in these countries.

"The Gateway services agreement is a natural fit for the Vsource team," said Phil Kelly, co-chairman and chief executive officer of Vsource, "We understand the Asia-Pacific region, including how to overcome each country's individual business and infrastructure complexities, like no other outsourcing company. We feel confidant that we will be able to maintain the same high-level of service that existing Gateway customers have grown accustomed to receiving."
Per terms of the memorandum, which is subject to negotiation and execution of a definitive agreement, Vsource will be responsible for the following warranty support functions:

     - Technical support, including handling customer telephone and email inquiries

     -    Field  services,  including  on-site  repair

     -    Spare  parts  supply

     -    Repair  and/or  replacement  of  returned  parts  and  products

The services, which are expected to begin on Nov. 1, 2001, will have a term of three years. Revenues are expected to exceed US $ 40 million over the life of the contract.

In addition, following Gateway's announcements regarding the closure of its operations in the Asia-Pacific region, Vsource, which was Gateway's exclusive reseller in Hong Kong and Singapore, halted all sales of Gateway products in those markets. Along with closing Gateway stores in Hong Kong and Singapore, Vsource is currently reassigning or reducing staff associated with its reseller operations.

Gateway has notified Vsource that it wishes to terminate their reseller agreement. Vsource and Gateway have agreed in the memorandum that upon executing the definitive warranty support service agreement, they will terminate the reseller agreement and release each other from all claims arising from the termination of the reseller agreement.


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About  Vsource

Vsource, Inc., based in Ventura California, focuses on providing Business Process Outsourcing (BPO) and Distribution Services to Fortune 500 and Global 2000 organizations wanting to expand into or across Asia-Pacific or streamline their existing operations into the region. Vsource's range of services and infrastructure include traditional BPO services: Payroll and Financial Services, Customer Relationship Management (CRM) and Supply Chain Management (SCM), as well as Distribution Services, which include Sales and Marketing Services, Market Research and Operations Solutions. Vsource has offices in Hong Kong, Singapore, Malaysia (including a 39,000-square-foot-customer center), the United States and Japan. Vsource's customers include Gateway, AIG, EMC, Network Appliance, Cosine Communications, Credit Suisse First Boston, HSBC Investment Bank Asia, Miller Freeman, and other Fortune 500/Global 2000 companies.

For  more  information,  visit  the  company's  Web  site:  www.vsource.com

Forward  Looking  Statements

Some of the statements in this document constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance and achievements expressed or implied by these forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, there is no guarantee that future results, levels of activity, performance or achievements will be attained. Moreover, neither management nor any other person assumes responsibility for the accuracy and completeness of these statements.

CONTACTS:
Media  Relations                      Investor  Relations
Hilary  Kaye  Associates              Magnum Financial Group LLC, Kari Rundquist
Paul  Lieber  or  Hilary  Kaye        P.  213/488/0443
P.  714/426/0444                      kari@magnumfinancial.com
plieber@hkamarcom.com                 ------------------------
---------------------

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